UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     December 22, 2015

SPHERIX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6430 Rockledge Drive, Suite 503 Bethesda, MD	20817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 992-9260

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On December 22, 2015, Spherix Incorporated (the “Company”) held its 2015 Annual Meeting of Shareholders. There were 34,933,972 outstanding shares eligible to vote as of November 20, 2015, the record date for the 2015 Annual Meeting. At the meeting, the following actions were taken:

(i)                 The shareholders re-elected five directors to the Company’s Board of Directors for terms expiring at the Annual Meeting in the year 2016. The directors re-elected, as well as the number of votes cast for, votes withheld and broker non-votes for each individual are set forth below:

Nominee	Votes For	Votes Withheld	Total Broker Non-Votes
Anthony Hayes	6,730,178	1,615,117
Robert J. Vander Zanden	6,693,881	1,651,414
Jeffrey Ballabon	6,747,183	1,598,112
Tim S. Ledwick	6,747,613	1,597,682
Howard E. Goldberg	6,747,589	1,597,706
			12,571,439

(ii)               The shareholders approved a proposal to ratify the Audit Committee’s appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015, with the following votes:

Amount
Votes for approval:	18,074,002
Votes against:	2,441,881
Abstentions:	400,851
Broker Non-Votes:	-

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2015	SPHERIX INCORPORATED

/s/ Anthony Hayes
Anthony Hayes
Chief Executive Officer